NO. 33-
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 ________________
                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                                 ________________
                              BOWATER INCORPORATED
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                                  62-0721803
        (State or other jurisdiction of incorporation or organization)
                     (I.R.S. employer identification no.)

    55 EAST CAMPERDOWN WAY
    P.O. BOX 1028
    GREENVILLE, SOUTH CAROLINA                         29602
   (Address of principal executive offices)          (Zip Code)

        THE DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS OF
                           BOWATER INCORPORATED
                         (Full title of the plan)

                         Wendy C. Shiba, Esquire
                 Secretary and Assistant General Counsel
                           Bowater Incorporated
                          55 East Camperdown Way
                              P.O. Box 1028
                    Greenville, South Carolina 29602
                 (Name and address of agent for service)
                             (803) 271-7733
   (Telephone number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
Title of                  Proposed        Proposed
Securities                Maximum         Maximum
to be       Amount to be  Offering Price  Aggregate         Amount of
Registered* Registered    Per Share**     Offering Price**  Registration Fee
___________ ____________  ______________  ________________  ________________
Common Stock,
Par Value
$1.00
Per Share   60,000 shares   $47.25          $2,835,000          $977.59
____________________________________________________________________________

<FN*>  This Registration Statement also pertains to Common Stock Rights that are currently evidenced by certificates for Shares of Common Stock and automatically trade with such Common Stock.

<FN**>  Estimated for purposes of calculation of the registration fee pursuant to Rule 457(c) and based upon an average of the high and low prices that the Common Stock of Bowater Incorporated was sold for on the New York Stock Exchange on July 19, 1995.

     __________________________________________________________

     This Registration Statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.

                                PART I.

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The information required by Items 1 and 2 of Form S-8 is not required to be filed as part of this Registration Statement in connection with the registration of the offering of the Registrant's Common Stock to be allocated to the accounts of participants in the Deferred Compensation Plan for Outside Directors of Bowater Incorporated (the "Plan") following the date of the filing of this Registration Statement and such information will be delivered to persons eligible to participate in the Plan.

     A Reoffer Prospectus prepared in accordance with General Instruction C of Form S-8 in connection with the reoffer and resale of certain shares of the Registrant's Common Stock acquired under the Plan prior to the date of the filing of this Registration Statement is as follows:


                             PROSPECTUS


                        BOWATER INCORPORATED
                       55 East Camperdown Way
                           P. O. Box 1028
                  Greenville, South Carolina 29602
                     Telephone: (803) 271-7733

                    9,973 Shares of Common Stock
                         ($1.00 par value)

     This Prospectus relates to offers and sales of shares ("Plan Shares") of the Common Stock, $1.00 par value, of Bowater Incorporated, a Delaware corporation (the "Company") that were acquired on or prior to July 21, 1995 by certain directors of the Company or their beneficiaries (the "Selling Shareholders") pursuant to the Deferred Compensation Plan for Outside Directors of Bowater Incorporated (the "Plan"). The Selling Shareholders may offer the Plan Shares from time to time to purchasers directly or through underwriters, dealers or agents. The Plan Shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The Company will receive no portion of the proceeds of the sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders will be borne by such Selling Shareholders.

     The Company's Common Stock, including the Plan Shares, is listed on the New York Stock Exchange (stock symbol BOW), the Pacific Stock Exchange, the London Stock Exchange and the Swiss Stock Exchange. The address of the principal executive offices of the Company is 55 East Camperdown Way, P. O. Box 1028, Greenville, South Carolina 29602 and its telephone number at that address is (803) 271-7733.
                   ___________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                   ___________________________

     No person is authorized to give any information or make any representation not contained in this Prospectus; and any information, data or representation not contained herein must not be relied upon as having been authorized by Bowater Incorporated. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Plan Shares offered by this Prospectus or an offer to sell, or a solicitation of an offer to buy, any of the Plan Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sales or distributions of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

     The date of this Prospectus is July 21, 1995.

                        TABLE OF CONTENTS

                                                            Page

AVAILABLE INFORMATION...............................

INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE AND ADDITIONAL INFORMATION...........

THE COMPANY.........................................

SELLING SHAREHOLDERS................................

PLAN OF DISTRIBUTION................................

USE OF PROCEEDS.....................................

EXPERTS.............................................

INDEMNIFICATION.....................................

                        AVAILABLE INFORMATION


     Bowater Incorporated (the "Company" or "Bowater") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the Public Reference Room of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices as follows: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange, Inc. and the Pacific Stock Exchange Incorporated and reports, proxy statements and other information can be inspected at the respective offices of such Exchanges at 20 Broad Street, New York, New York 10005 and 301 Pine Street, San Francisco, California.

     The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with this offering. In accordance with the relevant rules and regulations of the Commission, this Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. Statements contained herein concerning provisions of certain documents are not necessarily complete and, in each instance, reference is made to a copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information, reference is hereby made to the Registration Statement.

               INCORPORATION OF CERTAIN DOCUMENTS BY
               REFERENCE AND ADDITIONAL INFORMATION

     The following documents heretofore filed with the Commission pursuant to the 1934 Act and the Securities Act, are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

     (3) The description of the Company's Common Stock contained in a registration statement on Form S-3, Registration No. 33-51569, filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents", provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to
Section 13, 14 or 15(d) of the 1934 Act in each year during which the offering made by this Prospectus is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information incorporated by reference). Requests for such copies should be directed to Investor Relations Department, Bowater Incorporated, 55 East Camperdown Way, P. O. Box 1028, Greenville, South Carolina 29602 (Telephone: (803) 271-7733). The Company will also promptly furnish, without charge, on written request of any person to whom this Prospectus is delivered, a copy of the Company's annual report to shareholders for its last fiscal year.

                                THE COMPANY

     The Company, together with its consolidated subsidiaries, is engaged in the manufacture, sale and distribution of newsprint, directory paper, uncoated groundwood specialties, coated groundwood paper, market pulp, continuous stock computer forms and lumber. The Company operates facilities in both the United States and Canada, and manages and controls approximately 3.7 million acres of timberlands to support these facilities. The Company markets and distributes various products in the United States, Canada and overseas. The Company was incorporated in Delaware in 1964. The Company's principal executive offices are located at 55 East Camperdown Way, Greenville, South Carolina 29602, and its telephone number at that address is (803) 271-7733.

                         SELLING SHAREHOLDERS

     This Prospectus covers Plan Shares that have been acquired on or prior to July 21, 1995 by the Selling Shareholders.

     The following table sets forth the name of each of the Selling Shareholders, his or her position, office or other material relationship with the Company within the past three years and the amount of Common Stock beneficially owned by such Selling Shareholder prior to the offer, the amount of Common Stock to be offered for the Selling Shareholder's account, the amount and (if 1% or more) the percentage of the Common Stock to be owned by such Selling Shareholder after completion of the offering.

                                            Number of
                                            Shares
Name and Position   Beneficial Ownership    Being   Beneficial Ownership
  with Company      Prior to the Offering   Offered    after Offering
_________________   _____________________   _______ ____________________

                    Number                          Number
                      of                              of
                    Shares        Percent           Shares       Percent
                    ______        _______           ______       _______

Richard Laster      7,709            *      7,709      0            0
served as a
Director of the
Company from
1984 until his
retirement on
May 24, 1995.

Mrs. Mary White     2,264            *      2,264      0            0
is the beneficiary
under the Plan of
James White, who
served as a
Director of the
Company from
February 1993
until his death
on June 24, 1994.


* Represents holdings of less than 1% of the outstanding shares of Common
Stock.


                        PLAN OF DISTRIBUTION

     The Selling Shareholders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. The Selling Shareholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling Shareholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agents. The Selling Shareholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                            USE OF PROCEEDS

     Each Selling Shareholder will receive all of the net proceeds from the sale of the Plan shares owned by such Selling Shareholder and offered hereby. The Company will not receive any proceeds from the sale of such Plan Shares.

                                EXPERTS

     The consolidated financial statements and schedules of Bowater Incorporated and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of said firm covering the December 31, 1992 financial statements refers to accounting changes regarding the Company's adoption of the provisions of the Financial Accounting Standards Board's Statement on Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in 1992.

                           INDEMNIFICATION

     The Company, pursuant to resolutions of the Board, now provides and, pursuant to applicable statutes, may in the future in connection with specific occasions provide, for the indemnification, subject to certain conditions, of each director and officer of the Company against liabilities and expenses incurred by him in connection with litigation in which he may be involved as such director or officer, including any action, suit or proceeding arising out of the preparation, filing or use of registration statements or prospectuses relating to the issuance and sale of securities, whether brought under the Securities Act or any other applicable law. Under applicable statutes, such indemnification is mandatory if the director or officer is successful in his defense. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers pursuant to the foregoing, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                        BOWATER INCORPORATED

                           COMMON STOCK
                        ($1.00 Par Value)

                            PROSPECTUS

                       Dated:  July 21, 1995


     A registration statement with respect to shares of Common Stock, $1.00 par value, of Bowater Incorporated, has been filed with the Securities and Exchange Commission, Washington, D.C. 20549. This Prospectus is to be utilized as part of the Company's Registration Statement No. ________. For further information with respect to the securities offered hereby and the Company, reference is made to the registration statement, including the exhibits, which may be examined at the Securities and Exchange Commission's office in Washington, D.C.


                               PART II.

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Bowater Incorporated (the
"Company") with the Securities and Exchange Commission are incorporated into this Registration Statement:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the accountant's reports of KPMG Peat Marwick LLP included or incorporated by reference therein;

     (2) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1994; and

     (3) the description of the Company's Common Stock, $1.00 par value per share, contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The foregoing statement is subject to the detailed provisions of Section 145 of the Delaware General Corporation Law.

     The Restated Certificate of Incorporation of the Company provides, in effect, that, to the extent and under the circumstances permitted by
Section 145 of the General Corporation Law of the State of Delaware, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise.

     There is a directors and officers liability insurance policy which is presently outstanding insuring directors and officers of the Company and its subsidiaries. Reimbursement by the Company of the officer and director liability as allowed by the Restated Certificate of Incorporation is recoverable under the insurance policy subject to a deductible for each loss.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     The shares of the Company's Common Stock to be reoffered and resold by the Selling Shareholders identified in the Prospectus filed as part of this Registration Statement were obtained by the Selling Shareholders in exempt transactions under Section 4(2) of the Securities Act of 1933, as amended. The Selling Shareholders are a retired director of the Company and the beneficiary of a deceased director who acquired such shares of Common Stock in accordance with the terms of the Plan.

ITEM 8.  EXHIBITS

4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement No. 33-51569).

4.2     Certificate of Designations of the 7% PRIDES, Series B
        Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 1, 1994).

4.3 Certificate of Designations of the 8.40% Series C Cumulative Preferred Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated February 1, 1994).

4.4 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement No. 33-11228).

4.5 Agreement pursuant to S-K Item 601(b)(4)(iii(A) to provide the Commission upon request copies of certain other instruments with respect to long-term debt not being registered where the amount of securities authorized under each such instrument does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement No. 2-93455).

4.6 Rights Agreement between the Company and Morgan Guaranty Trust Company of New York is filed herewith.

4.6.1 Addendum to Rights Agreement substituting The Bank of New York as successor Rights Agent is filed herewith.

4.7 Indenture, dated as of August 1, 1989, by and between the Company and Manufacturers Hanover Trust Company, as Trustee, with respect to the 9% Debentures Due 2009 is filed herewith.

4.8 Indenture, dated as of December 1, 1991, by and between the Company and Marine Midland Bank, N.A., as Trustee, with respect to the 9-3/8% Debentures Due 2021 (incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form 10-K for
        1991).

4.9 Indenture, dated as of December 1, 1991, by and between the Company and Marine Midland Bank, N.A., as Trustee, with respect to the 8-1/2% Notes Due 2001 (incorporated by reference to Exhibit 4.9 to the Company's Annual Report on Form 10-K for
        1991).

4.10 Indenture, dated as of October 15, 1992, by and between the Company and The Chase Manhattan Bank (N.A.) as Trustee, with respect to the 8-1/4% Notes Due 1999 (incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for
        1992).

4.11 Indenture, dated as of October 15, 1992, between the Company and The Chase Manhattan Bank (N.A.) as Trustee, with respect to the 9-1/2% Debentures Due 2012 (incorporated by reference to Exhibit
        4.11 to the Company's Annual Report on Form 10-K for 1992).

4.12 Deposit Agreement, dated as of February 1,1994, by and among the Company, Trust Company Bank, as Depositary, and the holders from time to time of the Depositary Receipts relating to the Company's 7% PRIDES, Series B Convertible Preferred Stock, together with form of Depositary Receipt (incorporated by reference to Exhibit
        4.3 to the Company's Current Report on Form 8-K dated February 1,
        1994).

4.13 Deposit Agreement, dated as of February 1, 1994, by and among the Company, Trust Company Bank, as Depositary, and the holders from time to time of the Depositary Receipts relating to the Company's 8.40% Series C Cumulative Preferred Stock, together with form of Depositary Receipt (incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K dated February 1, 1994).

23      Consent of KPMG Peat Marwick LLP dated July 19, 1995.

24 Powers of Attorney authorizing the signing of the Registration Statement and amendments hereto on behalf of the Company's directors.

99 The Deferred Compensation Plan for Outside Directors of Bowater Incorporated, effective March 1, 1989 is filed herewith.

ITEM 9.  UNDERTAKINGS

     1.     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)     To include any prospectus required by
                            Section 10(a)(3) of the Securities Act of
                            1933 (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


                    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES



     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 21st day of July, 1995.

                                       BOWATER INCORPORATED
                                           (Registrant)


                                       By /s/ Arnold M. Nemirow
                                          _____________________
                                          Arnold M. Nemirow
                                          Its President and
                                              Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                          TITLE                     DATE


        *
_____________________     Director and Chairman of        July 21, 1995
Anthony P. Gammie         the Board



/s/ Arnold M. Nemirow
______________________    Director, President and         July 21, 1995
Arnold M. Nemirow         Chief Executive Officer



/s/ Robert C. Lancaster
_______________________   Senior Vice President           July 21, 1995
Robert C. Lancaster       and Chief Financial Officer



/s/ Michael F. Nocito
_____________________     Vice President -- Controller    July 21, 1995
Michael F. Nocito



        *
______________________    Director                        July 21, 1995
Francis J. Aguilar



        *
______________________    Director                        July 21, 1995
Hugh D. Aycock



        *
_______________________   Director                        July 21, 1995
Richard Barth



        *
________________________  Director                        July 21, 1995
Kenneth M. Curtis



        *
________________________  Director                        July 21, 1995
H. Gordon MacNeil


        *
________________________  Director                        July 21, 1995
Donald R. Melville



        *
________________________  Director                        July 21, 1995
John A. Rolls



* Wendy C. Shiba, by signing his/her name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.



                                      By /s/ Wendy C. Shiba
                                         __________________
                                         Wendy C. Shiba
                                         __________________
                                         Attorney-in-Fact

                                  EXHIBIT INDEX



EXHIBIT                                                             PAGE

4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement No. 33-51569).

4.2     Certificate of Designations of the 7% PRIDES, Series B
        Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 1, 1994).

4.3 Certificate of Designations of the 8.40% Series C Cumulative Preferred Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated February 1, 1994).

4.4 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement No. 33-11228).

4.5 Agreement pursuant to S-K Item 601(b)(4)(iii(A) to provide the Commission upon request copies of certain other instruments with respect to long-term debt not being registered where the amount of securities authorized under each such instrument does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement No. 2-93455).

4.6 Rights Agreement between the Company and Morgan Guaranty Trust Company of New York is filed herewith.

4.6.1 Addendum to Rights Agreement substituting The Bank of New York as successor Rights Agent is filed herewith.

4.7 Indenture, dated as of August 1, 1989, by and between the Company and Manufacturers Hanover Trust Company, as Trustee, with respect to the 9% Debentures Due 2009 is filed herewith.

4.8 Indenture, dated as of December 1, 1991, by and between the Company and Marine Midland Bank, N.A., as Trustee, with respect to the 9-3/8% Debentures Due 2021 (incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form 10-K for
        1991).

4.9 Indenture, dated as of December 1, 1991, by and between the Company and Marine Midland Bank, N.A., as Trustee, with respect to the 8-1/2% Notes Due 2001 (incorporated by reference to Exhibit 4.9 to the Company's Annual Report on Form 10-K for
        1991).

4.10 Indenture, dated as of October 15, 1992, by and between the Company and The Chase Manhattan Bank (N.A.) as Trustee, with respect to the 8-1/4% Notes Due 1999 (incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for
        1992).

4.11 Indenture, dated as of October 15, 1992, between the Company and The Chase Manhattan Bank (N.A.) as Trustee, with respect to the 9-1/2% Debentures Due 2012 (incorporated by reference to Exhibit
        4.11 to the Company's Annual Report on Form 10-K for 1992).

4.12 Deposit Agreement, dated as of February 1,1994, by and among the Company, Trust Company Bank, as Depositary, and the holders from time to time of the Depositary Receipts relating to the Company's 7% PRIDES, Series B Convertible Preferred Stock, together with form of Depositary Receipt (incorporated by reference to Exhibit
        4.3 to the Company's Current Report on Form 8-K dated February 1,
        1994).

4.13 Deposit Agreement, dated as of February 1, 1994, by and among the Company, Trust Company Bank, as Depositary, and the holders from time to time of the Depositary Receipts relating to the Company's 8.40% Series C Cumulative Preferred Stock, together with form of Depositary Receipt (incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K dated February 1, 1994).

23      Consent of KPMG Peat Marwick LLP dated July 19, 1995.

24 Powers of Attorney authorizing the signing of the Registration Statement and amendments hereto on behalf of the Company's directors.

99 The Deferred Compensation Plan for Outside Directors of Bowater Incorporated, effective March 1, 1989 is filed herewith.


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